SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                          Date of Report: July 19, 1999



                           SPARTA SURGICAL CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



    Delaware                        1-11047                      22-2870438
    --------                        -------                      ----------
(State of other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)


                              Bernal Corporate Park
                 7068 Koll Center Parkway, Pleasanton, CA 94566
                 ----------------------------------------------
                (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (925) 417-8812 not applicable
                                 --------------
         (Former name or former address, if changed since last report)

Item 5. Other Events
        ------------

     On July 9, 1999, the Registrant borrowed $200,000 from Spags, NV for working capital purposes. Under the terms of the loan, the note bears interest at a rate of seven percent (7%) per annum, and shall become due and payable on September 3, 1999. As a consideration for this loan, the Registration issued 260,000 restricted shares of the Company's common stock, par value $0.002. In addition, in the event the Registrant defaults under the note, the Company shall be required to issue to Spags, NV, 100,000 warrants to purchase the Company's common shares, par value $0.002, until September 2003, at an exercise price of the fair market value trading price on September 3, 1999.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Date:  July 19, 1999                     SPARTA SURGICAL CORPORATION
                                         (Registrant)



                                         By: /s/ Thomas F. Reiner
                                            ------------------------------------
                                            Thomas F. Reiner, Chairman of
                                            the Board, President & CEO